Exhibit 23.1.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-87178) pertaining to the TESSCO Technologies Incorporated 1994 Stock and Incentive Plan,
(2)	Registration Statement (Form S-8 No. 333-95249) pertaining to the TESSCO Technologies Incorporated Team Member Stock Purchase Plan,
(3)	Registration Statement (Form S-8 No. 333-118177) pertaining to the TESSCO Technologies Incorporated Amended and Restated 1994 Stock and Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-158758) pertaining to the TESSCO Technologies Incorporated Second Amended and Restated 1994 Stock and Incentive Plan,
(5)	Registration Statement (Form S-8 No. 333-179819) pertaining to the TESSCO Technologies Incorporated Second Amended and Restated 1994 Stock and Incentive Plan,
(6)	Registration Statement (Form S-8 No. 333-214457) pertaining to the TESSCO Technologies Incorporated Third Amended and Restated 1994 Stock and Incentive Plan, and
(7)	Registration Statement (Form S-3 No. 333-223307) pertaining to the TESSCO Technologies Incorporated 2019 Stock and Incentive Plan;

of our reports dated June 11, 2021, with respect to the consolidated financial statements and schedule of TESSCO Technologies Incorporated, and the effectiveness of internal control over financial reporting of TESSCO Technologies Incorporated, included in this Annual Report (Form 10-K) of TESSCO Technologies Incorporated for the year ended March 28, 2021.

/s/ Ernst & Young LLP

Baltimore, Maryland
June 11, 2021